EXHIBIT 99


                         PREMIER BANKSHARES CORPORATION

          This proxy is solicited on behalf of the Board of Directors.


         The undersigned hereby appoints William R. Rakes and J. Robert Buchanan and each of them, proxies of the undersigned, with power of substitution, to vote all shares of Common Stock of Premier Bankshares Corporation ("Premier") which the undersigned could vote if personally present at the Special Meeting of Stockholders to be held May 15, 1997, or at any adjournment or adjournments thereof.


PROPOSAL TO APPROVE THE AFFILIATION AND MERGER OF PREMIER WITH AND INTO FIRST VIRGINIA BANKS, INC. ("FIRST VIRGINIA"), AS PROVIDED IN AND PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF OCTOBER 29, 1996 BETWEEN PREMIER AND FIRST VIRGINIA, AND THE RELATED PLAN OF MERGER DATED AS OF OCTOBER 29, 1996 BETWEEN PREMIER AND FIRST VIRGINIA.

          [   ] FOR               [   ] AGAINST          [   ] ABSTAIN


         The undersigned further gives the proxies authority to vote according to their best judgment with respect to any other matters properly coming before the meeting and any adjournment or adjournments thereof.

         This proxy ballot when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the proposal to approve the affiliation and merger of Premier with and into First Virginia.

         The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and of the Proxy Statement-Prospectus, both dated April 15, 1997. Please sign exactly as name(s) appear(s) below.

--------------------------------------------   Please sign your name(s) exactly
Signature                                      as shown imprinted hereon. If
                                               stock is registered in more than
                                               one name, all owners must sign.
--------------------------------------------   If acting as executor or trustee
Signature, if held jointly                     or otherwise in a fiduciary
                                               capacity, please sign as such
                                               fiduciary.
Date:_______________________________________


PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY PROMPTLY USING THE
ENCLOSED ENVELOPE.